Exhibit 5.1

May 15, 2006

Board of Directors

Commercial Capital Bancorp, Inc.

One Venture, 3rd Floor

Irvine, California 92618

Ladies and Gentlemen:

We have acted as special counsel to CCBI Bancorp, Inc., a Nevada corporation (“CCBI”), in connection with a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “Registration Statement”). The Registration Statement relates to the offer and sale by the selling securityholder named in the prospectus contained therein of up to 549,638 shares of common stock, par value $0.001 per share (the “Shares”), of CCBI. In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. Capitalized terms used, but not defined, herein shall have the meanings given such terms in the Registration Statement.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Registration Statement becomes effective, will be validly issued, fully paid and nonassessable.

This opinion is limited in all respects to matters of federal law and the law of the State of Nevada, and we express no opinion as to the laws of any other jurisdiction.

This opinion is solely for your benefit and may not be relied upon by, nor may copies be delivered to, any other person without prior written consent. This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving such consent we do not thereby admit we are in the category of persons whose consent is required under Section 7 of the Act.

Sincerely,

/s/ PATTON BOGGS LLP